SCHEDULE 14A INFORMATION
                   Proxy Statement Pursuant to Section 14(a)
                       of the Securities Exchange Act of
                             1934 (Amendment No. )

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    (as permitted by Rule 14a-6(e)(2))

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[ ] Definitive Additional Materials

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                            US Airways Group, Inc.
     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
               (Name of Registrant as Specified In Its Charter)

                                UAL Corporation
     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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     0-11.

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     ..........................................................................

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     ..........................................................................

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        pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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     4) Proposed maximum aggregate value of transaction:
     ..........................................................................

     5) Total fee paid:
     ..........................................................................

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     .........................................................

     2) Form, Schedule or Registration Statement No.:
     .........................................................

     3) Filing Party
     .........................................................

     4) Date Filed:
     .........................................................

The following presentation was shown on a video monitor during a presentation to analysts by UAL Corporation and US Airways Group, Inc. on May 24, 2000.

                              United US Airways

                         "The Premier Global Carrier"
                              Unparalleled Access
                                 May 24, 2000

Safe Harbor

This presentation contains certain "forward-looking" statements within the meaning of the Private Securities Reform Act of 1995. These statements are based on management's current expectations and are naturally subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein. The forward-looking statements contained herein include statements about future financial and operating results and benefits of the pending merger between United and US Airways. Factors that could cause actual results to differ materially from those described herein include: industry capacity decisions; the airline pricing environment; competitors' route decisions; the inability to obtain regulatory approvals; actions of the U.S., foreign and local governments; domestic and international travel patterns; the inability to successfully integrate the businesses of United and US Airways; costs related to the merger; the inability to achieve cost-cutting synergies resulting from the merger; labor integration issues; the economic environment of the airline industry and the general economic environment. More detailed information about these factors is set forth in the reports filed by United and US Airways with the Securities and Exchange Commission. Neither United nor US Airways is under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

                               James E. Goodwin
                     Chairman and Chief Executive Officer
                                UAL Corporation

Outline

o        Transaction Overview and Strategic Rationale

o        Consumer Benefits

o        DC Air

o        Labor and Fleet Integration

o        Roadmap to Completion

o        Economic and Financial Considerations

o        US Airways Profile

Transaction Overview

o    Total offer value $11.6 billion

     -    Total offer price, $4.3 billion

     -    Plus the assumption of $1.5 billion in net debt

     -    and $5.8 billion in aircraft leases.

o    $60 per share offer in cash for all US Airways shares

     -    A premium of 130% over May 23 closing price

o    Expected to close in 2001, accretive in year 2

o    Financing: Cash on hand, existing credit facilities and other borrowings

o    Break-up fee: $160 million

o Spin-off certain Washington Reagan assets to DC Air to enhance competition

 Strategic Rationale

o    East Coast has the largest population in the US

     -    Northeast alone is a $14 billion travel market

o    United has only a 14% market share in the Northeast

o United has a significant opportunity to create a nationwide network o There were two possible solutions

     -    Develop own presence -> uneconomical

     -    Acquire existing carrier -> US Airways is the obvious choice

US Airways Completes United's Domestic Network


[GRAPHICS OMITTED]

Combined Operations

[GRAPHICS OMITTED]

Combined Operations - Selected Statistics

                  United          US Airways        Total*
------------------------------------------------------------
Fleet (aircraft)    600              403            1,003
Hubs                  5                3                8
Employees        97,000           46,000          143,000
Passengers (MM)    81.7             55.0            136.7
Flights           2,356            2,156            4,512
Destinations        133              103              170

Consumer Benefits - Better Service For Travelers

o    Benefits for all customers

     -    Seamless access to the premier global network

     - Enhanced convenience: one ticket, one baggage check-in, one club, one frequent flyer program

o    Benefits to US Airways' customers

     - United's East-West route network complements US Airways' North-South network

     -    New reach to Europe, South America, Asia and Australia

     -    Access to Star Alliance

o    Benefits to United's customers

     -    First true nationwide network

     -    Increased East Coast access

Creation of DC Air - New Competitive Presence

o    DC Air

     -    Based at Washington-Reagan Airport

     -    Composed of majority of US Airways' routes from Washington-Reagan

     - Will initially wet-lease aircraft and purchase other necessary operating assets from United

     -    Will ensure greater competition and consumer benefits

o Purchased and managed by Robert Johnson, Chairman & CEO BET Industries, a media-entertainment conglomerate

o    United to retain Shuttle

o    United retains assets to fly non-stop between DCA and PIT, CLT, PHL hubs

DC AIR


o    Over $500 Million Annual Revenue

o    Over 100 Round Trip Flights per Day

o    Service to 44 airports

o    3 Million Annual Passengers

o    500 mile stage length


[GRAPHICS OMITTED]

Labor Integration

o    IAM

     -    Representation determined by NMB process

     -    Union determines seniority list

o    AFA

     -    Determined by AFA merger policy

o    Pilots

     -    Determined by ALPA merger policy

Fleets Are Compatible



   United Fleet                             US Airways Fleet

Type        Current                      Type           Current
----        -------                     ----           -------

A320 family    87        Common         A320 family       49
B727           75       Aircraft        B727               4
B737          182      496    297       B737             198
B757           98                       B757              34
B767           53                       B767              12
B747           51         Other         F-100             40
B777           42        Aircraft       MD-80/DC9         64
DC10           11      104    106       A330               2
-----------------                       ---------------------------
              600                                        403

Roadmap to Completion

o        US Airways stockholder approval

o        Regulatory approvals

o        Expected to close in 2001

 Economic and Financial Considerations

                              Douglas A. Hacker
                     Executive Vice President Finance and
                     Planning and Chief Financial Officer

                               UAL Corporation

Transaction Highlights

o    Total transaction value $11.6 billion

     -    Total offer price of $4.3 billion

     -    plus the assumption of $1.5 billion in net debt

     -    and $5.8 billion in aircraft operating leases

o    US Airways standalone transaction multiples 2001

     -    Transaction Value/EBITDAR 6x

     -    Transaction Value/Revenues 1x

o    Accretive in year 2 (reported and cash EPS)

o Financing: Cash on hand, existing and new credit facilities, and other borrowings

Shareholder Value Creation

o This combination creates value for shareholders well in excess of the purchase price

[GRAPHICS OMITTED]

Shareholder Value

[GRAPHICS OMITTED]

Earnings Accretion

[GRAPHICS OMITTED]

EPS Accretion / (Dilution) to United

[GRAPHICS OMITTED]

Revenue Benefits

o    Increased Connectivity

     -    Customers offered more options in commonly served cities

     - Over 560 new online city pairs created for United and US Airways passengers

     -    Improved business traffic mix

o    Increased City Presence

     - As a carrier's service share in a city increases, that carrier achieves greater revenue efficiency

o    Improved Overall Asset Allocation

     -    Route reallocation

Revenue Benefits

[GRAPHICS OMITTED]

Increased Connections

New Online Connections Achieve a Higher CRS Screen Display


Interline:  This connection appears on page 8 of the CRS display

     US Airways 121     CLT-DEN         800A      939A
     United 5594        COS             1025A     1102P


Online:   With the United code it appears on page 1 of the CRS display

     United 121         CLT-DEN         800A      939A
     United 5594        COS             1025A     1102A

Increased City Presence

Increasing presence in a city drives revenue benefit

o    As an airline gets larger in a city, it offers:

     -    Increased frequencies on key routes

     -    A wider selection of destinations

o    This leads to increased revenue due to:

     -    Corporate volume agreements

     -    A more attractive frequent-flyer program

     -    Becoming the `Natural Choice'

US Airways Enhances United's Eastern Presence


City Revenue Rankings East Of Ohio

                              United         US Airways          Combined

New York                        4                5                   3
Washington                      1                2                   1
Atlanta                         5                7                   4
Boston                          4                3                   1
Orlando                         5                2                   2
Philadelphia                    3                1                   1
Miami                           2                4                   2
Tampa                           7                2                   2
Ft. Lauderdale                  8                2                   2
Pittsburgh                      5                1                   1

Improved Asset Allocation


                                             Some aircraft redeloped to more
                                             strategic/profitable markets:

                                             -    East Coast - International
                                             -    Caribbean
                                             -    Hub Markets


Opportunity to cancel unprofitable flights:


                                             Cost savings benefit or early
                                             retirement of older aircraft

Cost Synergies



o    Station, line maintenance and overhead consolidation

     - Labor force efficiencies accomplished through growth of the business and normal attrition

o    More efficient aircraft utilization and facility consolidation

o    Other ongoing benefits

     -    Advertising consolidation
     -    Liability insurance savings

Proposed Financing

o    Cash required at closing approximately $4.4 billion

o    Sources

     -    Cash on hand

     -    Existing and new credit facilities

     -    Secured and unsecured borrowings

o    United will retain significant financial flexibility

o Revenue benefits will quickly begin to restore balance sheet post completion

Liquidity and Credit Ratios


                               2000          Pro Forma
                                UAL            B/(W)
                             Standalone    2001       2002
                             ----------    ----       ----
Adj Total Debt/EBITDAR          3.7X       (1.3)     (0.1)


Adj Total Debt/Total Cap         69%        (11)       (8)


EBITDAR/Adj Total Interest Exp  2.2X       (0.5)     (0.1)

Summary

o    Leading airline with first true nationwide network

     -    Significant consumer benefits

o    DC Air divestiture will enhance competition

o    Combination creates value well in excess of purchase price

     -    Driven by large revenue benefits

                         "The Premier Global Carrier"
                              Unparalleled Access

                                Stephen M. Wolf
                                   Chairman
                            US Airways Group, Inc.
                             and US Airways, Inc.

                                Rakesh Gangwal
                     President and Chief Executive Officer
                            US Airways Group, Inc.
                             and US Airways, Inc.

US Airways Is The Sixth-Largest

U.S. Domestic Carrier In Terms of ASMs

(1999 Available Seat Miles in Billions)


[GRAPHICS OMITTED]

US Airways Is A Merger of Seven Small Airlines

[GRAPHICS OMITTED]

We Had Too Many Different Aircraft Types

o        B767-200

o        B757-200

o        MD-80

o        B727 (Shuttle)

o        B737-300 and -400

o        B737-200

o        DC9-30

o        F100

o        F28

                      Product Quality And Service Levels
                         Were Significantly Below Par

                          Our Cost Structure Was High

          A Management Change Occurred At US Airways In January 1996

                   We Embarked On A Five Point Business Plan

[GRAPHICS OMITTED]

                        We Changed Our Name And Livery

[GRAPHICS OMITTED]

                      We Purchased The US Airways Shuttle

[GRAPHICS OMITTED]

                      We Introduced Regional Jet Service
                               In January, 1998

[GRAPHICS OMITTED]

                         In June 1998, We Launched Our
                         Response To Low-Cost Carriers

[GRAPHICS OMITTED]

                      In November 1998, We Introduced The
                        A320 Family Into Our Operations


[GRAPHICS OMITTED]

                        In May 2000, We Introduced The
                       A330 Widebody Into Our Operations


[GRAPHICS OMITTED]

                   The Airbus Contracts Are "One Of A Kind"


o        Pricing

o        Financing

o        Terms and Conditions

We Expanded Transatlantic Operations Significantly


[GRAPHICS OMITTED]

We Launched Employee Task Forces

o        MetroJet

o        On-Time Departures and Arrivals

o        PAWOB (Lost Baggage)

o        Aircraft / Ground Equipment Damage

o        Fuel Consumption

Most Importantly, We Have Made Spectacular Strides In Providing Superior Customer Service

[GRAPHICS OMITTED]

[GRAPHICS OMITTED]

US Airways was Rated #1 In The 1999 Annual Airline Quality Rating Survey

Our New Web Site Is A Great Success

[GRAPHICS OMITTED]

We Are Increasing Our Online Sales and Reducing Commission Expense (Percent of Revenue)

[GRAPHICS OMITTED]

Our E-Ticketing Penetration Is Among
The Highest In The Industry


[GRAPHICS OMITTED]

All Major Labor Negotiations Are Behind Us...

o      Fleet Service Employees                          Closed March 1999
o      Shuttle Pilots Interim Agmt.                     Closed March 1999
o      Bermuda Agents                                   Closed March 1999
o      Flight Crew Training Instructors                 Closed April 1999
o      Pilots - Check Airmen                            Closed May 1999
o      Shuttle Mechanics Integration                    Closed May 1999
o      Dispatchers                                      Closed July 1999
o      Mechanics and Related                            Closed October 1999
o      Passenger Service Employees                      Closed November 1999
o      Shuttle Pilots - Integration                     Closed March 2000
o      Flight Attendants                                Closed May 2000
o      Simulator Engineers                              Negotiations Ongoing

And We Began Growing US Airways

[GRAPHICS OMITTED]

Domestic Capacity And Traffic Trends:
May Through August  (Year-over-Year Change)



[GRAPHICS OMITTED]

                       The Intrinsic Value Of US Airways


[GRAPHICS OMITTED]

                  U.S. Domestic 48 State Air Travel Revenues
                   (Originating Passenger Revenues For 1999)

[GRAPHICS OMITTED]

                     US Airways Is The Leading Carrier For
                          Intra-East Coast Passengers

[GRAPHICS OMITTED]

                     Combined With Our Express Operations,
                     Our East Coast Presence Is Unmatched

[GRAPHICS OMITTED]

                    Long Haul Traffic From US Airways Core
                   Region Is Fragmented Among Many Carriers

[GRAPHICS OMITTED]

                 Merger Will "Plug In" US Airways' Intra-East
                   Coast Network To United's Global Network


[GRAPHICS OMITTED]

                 Merger Will "Plug In" US Airways' Intra-East
                   Coast Network To United's Global Network


[GRAPHICS OMITTED]

                 Merger Will "Plug In" US Airways' Intra-East
                   Coast Network To United's Global Network

[GRAPHICS OMITTED]

                 Merger Will "Plug In" US Airways' Intra-East
                   Coast Network To United's Global Network

[GRAPHICS OMITTED]

[GRAPHICS OMITTED]

Proxy Legend

In connection with merger, US Airways will be filing a proxy statement with the Securities and Exchange Commission. STOCKHOLDERS OF US AIRWAYS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement when it becomes available and other documents filed by United and US Airways with the Securities and Exchange Commission in connection with the merger at the Securities and Exchange Commission's web site at www.sec.gov. Stockholders of US Airways may also obtain for free the proxy statement and other documents filed by US Airways in connection with the merger by directing a request to: US Airways, 2345 Crystal Drive, Arlington, Virginia 22227, Attention: Kimberly Holland, Investor Relations, Telephone:
(703) 872-5009, email: kimberly_holland@usairways.com. Stockholders of US Airways may also obtain for free documents filed by United in connection with the merger by directing a request to: United Airlines, 1200 East Algonquin Road, Elk Grove Village, Illinois 60007, Attention: Patty Chaplinski, Investor Relations, Telephone: (847) 700-7501, email: patty.chaplinski@ual.com.

US Airways and its directors and executive officers may be deemed to be participants in the solicitation of proxies from US Airways stockholders in favor of the merger. These directors and executive officers include the following: N. Bruce Ashby, Mathias J. DeVito, Rakesh Gangwal, Peter M. George, Robert L. Johnson, Robert LeBuhn, John G. Medlin, Jr., Hanne M. Merriman, Thomas A. Mutryn, Thomas H. O'Brien, Larry M. Nagin, Hilda Ochoa-Brillembourg, Richard B. Priory, Raymond W. Smith, Stephen M. Wolf. Collectively, as of January 31, 2000, the directors and executive officers of US Airways may be deemed to beneficially own approximately 6.6% of the outstanding shares of US Airways common stock. Stockholders of US Airways may obtain additional information regarding the interests of participants by reading the proxy statement when it becomes available.

United and certain of its directors and executive officers may also be deemed to be participants in the solicitation of proxies from US Airways stockholders in favor of the merger. These directors and executive officers include:
Christopher Bowers, Frederic F. Brace, Rono J. Dutta, James E. Goodwin, Douglas A. Hacker, Francesca M. Maher, Peter McDonald, Andrew Studdert and Daniel Walsh. As of the date of this communication, United, Mr. Brace, Mr. Dutta, Mr. Goodwin, Mr. Hacker and Ms. Maher do not beneficially own any shares of US Airways common stock.

Private Securities Reform Act of 1995. These statements are based on management's current expectations and are naturally subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein. The forward-looking statements contained herein include statements about future financial and operating results and benefits of the pending merger between United and US Airways. Factors that could cause actual results to differ materially from those described herein include: industry capacity decisions; the airline pricing environment; competitors' route decisions; the inability to obtain regulatory approvals; actions of the U.S., foreign and local governments; domestic and international travel patterns; the inability to successfully integrate the businesses of United and US Airways; costs related to the merger; the inability to achieve cost-cutting synergies resulting from the merger; labor integration issues; the economic environment of the airline industry and the general economic environment. More detailed information about these factors is set forth in the reports filed by United and US Airways with the Securities and Exchange Commission. Neither United nor US Airways is under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.


                                      70